Exhibit 10.4

Shanghai Municipality

Contract for the Grant of Land Use Rights for State-Owned

Land

Hu Min Fang Di (2006) Chu Rang He Tong Di 23 Hao

Bureau of Housing and Land Administration, Minhang District, Shanghai

February 15th, 2006

Grantor: Bureau of Housing and Land Administration, Minhang District, Shanghai (hereinafter “Party A”)

Legal representative: Yu Jianyuan

Grantee: BCD (Shanghai) Semiconductor Manufacturing Limited (hereinafter “Party B”)

Legal representative: Zhang Guowei

Both Parties shall comply with the Land Administration Law of the People’s Republic of China, the Real Estate Administration Law for Urban Areas of the People’s Republic of China, the Interim Regulations of the People’s Republic of China Concerning the Grant and Transfer of the State-Owned Land Use Right in Urban Areas, the Measures of Shanghai Municipality on the Transfer of Land Use Rights and other relevant laws and regulations. Pursuant to the Min Fu Tu (2006) No. 27, the parties hereto hereby enter into this contract (the “Contract”):

Article 1

The land (the “Land”) whose use right is granted hereunder is owned by the People’s Republic of China. Under the laws of the People’s Republic of China, the State and the government have judicial and administrative jurisdiction over the Land and have other state powers, rights and interests as required by the public interest in connection therewith. Subterranean minerals and resources, buried objects and municipal public utility facilities etc. are not within the scope of the grant herein.

Article 2

The Land is located at the 1/1 Land Plot in the Sixtieth Street, Zhuanqiao Township, Minhang District, Shanghai. The area of the land plot is 109,808.8 square meters. The area, location and boundaries of the plot are indicated in the Exhibit to this Contract, which Exhibit has been signed and acknowledged by both Party A and Party B.

The land use right is granted under this Contract for industrial purpose, the term being fifty (50) years commencing from the date of this Contract (the “Term”).

Article 3

The land use right grant premium (the “Premium”) shall be RMB 9,718,079 (Nine Million Seven Hundred Eighteen Thousand and Seventy-Nine). The foreign investors of Party B shall convert their foreign exchange into RMB for payment pursuant to the administrative rules of the State Administration of Foreign Exchange.

During the Term for the granted land use, Party B shall pay an annual land use fee to the Shanghai Administration Center for Land Fee at RMB 1 per square meter.

Article 4

Within 15 days from the execution of this Contract, i.e. prior to March 2nd, 2006, Party B shall deposit with Shanghai Housing and Land Resources Administration Bureau RMB 900,000 (Nine Hundred Thousand) (the “Deposit”) to guarantee its performance of the Contract. Such deposit shall be credited towards the Premium.

Within 60 days from the execution of this Contract, i.e. prior to April 18th, 2006, Party B shall pay Shanghai Housing and Land Resources Administration Bureau the balance of the Premium, RMB 8,818,079 (Eight Million Eight Hundred Eighteen Thousand and Seventy-Nine).

Article 5

Party B shall make full and timely payment of the Premium (including the Deposit) pursuant to the Contract. Should Party B desire to defer its payment of the Premium, it shall submit a written application to Shanghai Housing and Land Resources Administration Bureau prior to the due date of such payment under the Contract. If such application is approved, Party B shall pay a penalty of 0.1% of the total deferred payment per day, starting from the due date of such payment under the Contract; if no application is submitted, the application is denied or Party B fails to make a payment on time without justification, Party B shall pay a penalty of 0.3% of the total deferred payment per day, starting from the due date for such payment under the Contract.

Under any of the following circumstances, Party A is entitled to terminate the Contract and claim compensation for breach; Party B shall have no right to the refund of the Premium.

1. Party B fails to make timely or full payments of the Premium by the due dates as stipulated in this Contract, has not applied to Shanghai Housing and Land Resources Administration Bureau for deferral of the payments and such payments are overdue for over ninety (90) days;

2. Party B’s application for deferral of the payments has been denied and such payments are overdue for over ninety (90) days;

3. Party B still fails to make timely or full payments after it secures the approval for deferral of the payments.

Article 6

Party A agrees to deliver the Land as is to Party B prior to August 31st, 2006.

Article 7

Within 5 days from the execution of the Contract, Party B shall enter into the Contracting Agreement for Land Requisition and Housing Relocation for 1/1 Land Plot in the Sixtieth Street, Zhuanqiao Township, Minhang District, Shanghai with Party A and the People’s Government of Wujing Township, Minhang District, Shanghai, pursuant to which agreement Party B shall pay expenses including housing relocation compensation. In the event that Party B fails to make such payment or breaches the Contract in any other manner, Party A is entitled to terminate this Contract and shall not refund the Premium paid by Party B.

Article 8

After paying off the Premium pursuant to the Contract, Party B shall apply to the Real Restate Department of the Bureau of Housing and Land Administration of Minhang District, Shanghai, for the initial registration of the land use right in accordance with relevant regulations for real estate registration in Shanghai.

Article 9

During the Term, Party B shall develop and use the Land pursuant to the Contract and the attached State-owned Land Use Conditions for the 1/1 Land Plot in the Sixtieth Street, Zhuanqiao Township, Minhang District, Shanghai (the “Land Use Conditions”). In the event that Party B desires to amend the Land Use Conditions, Party B shall obtain approvals required by law, obtain Party A’s consent, execute a supplementary agreement with Party A, adjust the land grant premium and complete the real estate registration.

Article 10

The People’s Government of Shanghai Municipality reserves the right to adjust the zoning plan with respect to the land plot under the Contract. During the Term, any re-construction, renovation, and reestablishment of the buildings on the Land pursuant to the Land Use Conditions or any application for renewal upon the expiration of the Term for land use right shall be subject to the then effective zoning plan.

Article 11

Party B shall engage in the development and construction in accordance with the land use purpose and the commencement date of the development under the Contract. In the event that the development and construction have not started after the commencement date as set forth in the Land Use Conditions, the land administration authorities shall levy an idle land fee and may take back the land use right without compensation in accordance with the Real Estate Administration Law for Urban Areas of the People’s Republic of China, the Administrative Ordinance on Development, Operation and Management of Urban Real Estate and Section 3.2 of the Land Use Conditions.

Article 12

After Party B has made the full payment of the Premium in accordance with the Contract and obtained the Real Estate Ownership Certificate after it completes the land use right registration, Party B shall have the right to transfer, lease and mortgage the land use right herein. Party A shall have the right to supervise and inspect the development, utilization, transfer, lease, and mortgage of the Land during the Term.

When the land use right and the construction on the Land are transferred for the first time, the investments on the construction of buildings on the Land shall have met the requirements stipulated in Shanghai Real Estate Transfer Regulations. Party B shall not transfer the land use right or change the name of Grantee or the portion of its investment before such requirements are met.

The obligations and rights set forth in this Contract shall be transferred along with the transfer or re-transfer of the land use right. After such transfer, the term of the land use right shall be reached by subtracting the number of years the Land has been used from the Term specified in the Contract.

Article 13

In the event that Party B, without changing the Grantee’s portion of investment, sets up a development company to develop the Land with the approval from relevant authorities, Party B shall enter into a supplementary contract with Party A to amend the name of the Grantee. Party B shall have the right to apply for issuance or change of the Real Estate Ownership Certificate and to complete the real estate registration in the name of the development company.

Notwithstanding the foregoing, if other regulations of tendering, listing and auctioning provided otherwise, such other regulations shall prevail.

Article 14

Party A shall not take back from Party B the land use right granted during the Term. Nonetheless, under circumstances where Party A desires to take back the land use right before the expiration of the Term for public interest reasons, Party A shall secure approval in accordance with legal process. With respect to land use right taken back in such manner, Party B shall be compensated based on the balance of the Term, the status of the development or utilization of the Land, etc.

Article 15

If Party B desires to continue its use of the Land upon the Term’s expiration, it shall submit a renewal application to Party A at least one year prior to the Term’s expiration. If Party A agrees to such renewal, Party B shall complete relevant procedures, enter into a contract with Party A for the grant of land use right and pay the land grant premium. If Party B does not apply for renewal or Party B applies for the renewal but the application is not approved, Party B shall return the land use right to Party A or land administration authorities with competent jurisdiction and complete the registration for cancellation of land use right.

Article 16

In the event that Party A breaches the contract, Party B may require Party A to cure the breach within specified period. If Party A fails to cure or perform, Party B is entitled to terminate the contract and claim for compensation.

In the event that Party B breaches the contract, Party A may require Party B to cure the breach within specified period. If Party B fails to cure or perform, Party A is entitled to terminate the contract and claim for compensation.

Article 17

The Land Use Conditions are an integral part of the Contract and are equally binding.

Article 18

The execution, interpretation and performance of the Contract and the dispute resolution in connection therewith shall be governed by the People’s Republic of China laws and the local rules and regulations of Shanghai Municipality. Any dispute arising from the Contract’s performance shall be settled by the parties’ negotiations; if the parties fail to settle the dispute through negotiation, such dispute shall be litigated at the courts.

Article 19

There are a total of eleven (11) pages in this Contract and the attached Land Use Conditions, all of which are written in Chinese. If any contractual document is written in both Chinese and other languages, the Chinese version shall prevail.

The Contract amounts are both spelled out and given as figures. Words shall control in case of conflicts.

The Contract shall not be modified by handwriting. The Contract is executed in three (3) counterparts, all of which are equally binding. Party A and Party B shall, respectively, keep one copy. One copy shall be submitted to the real estate registration authorities for land use right registration purposes.

Article 20

The Contract is entered into in Shanghai, People’s Republic of China, as of February 15th, 2006.

Article 21

Any unsettled matters relevant to the Contract may be further negotiated by the parties and the agreed-upon provisions thereof shall be attached to this Contract.

State-Owned Land Use Conditions for the 1/1 Land Plot in the Sixtieth Street,

Zhuanqiao Township, Minhang District, Shanghai

The State-owned Land Use Conditions for the 1/1 Land Plot in the Sixtieth Street, Zhuanqiao Township, Minhang District, Shanghai (the “Land Use Conditions”), are hereby stipulated as follows:

1.	Land Use Conditions

Party B’s development and utilization of the Land shall meet the following requirements.

1.1 Purpose of Use: Industrial land.

1.2 Term of Use of Land: Fifty (50) years, commencing from the date of the Contract.

1.3 Plot Ratio: Not bigger than 10,000 square meters per hectare (total floor space shall not exceed 109,808.8 square meters).

1.4 Ratio of Green Space to Total Area: No less than 30% and the percentage of accessible public green space is no less than 5% of the total area.

1.5 Other relevant planning parameters are subject to No. 21 Document issued by Planning Administration Bureau, Min Hang District, Shanghai [Min Gui Jian (2006) No. 21].

1.6 Buildings on the Land must meet the requirements of Shanghai Urban Planning and Administration Technical Requirements.

2.	Requirements for Urban Construction Administration

2.1 Party B shall abide by the relevant national and local regulations with respect to the urban construction administration including landscaping, city environment, sanitation, environment protection, fire safety, administration and designing of transportation and construction which are related to the construction on the Land.

2.2 Party B shall allow the government to pass and cross the Land for the purpose of laying various pipes and lines for public utilities. In case such activities cause damages to buildings thereon or any other attachments, Party B is entitled to claim for compensation from relevant authorities.

2.3 Party B shall ensure the accessibility to the Land by staff members, vehicles and machine and equipment of government departments responsible for public security, fire safety and medical rescue services during emergencies or as required by their duty.

2.4 Party B shall be liable for compensation if its activities on the Land cause damages to the environment or facilities in the surrounding area which in turn result in losses of the State or any individuals.

3.	Requirements for Construction Administration

3.1 Party B shall commence the construction by January 31, 2007 and complete the construction by January 31, 2010.

3.2 If Party B cannot commence the construction as specified in Section 3.1, Party B shall file an application for extension of the construction period with sufficient justification 30 days in advance. Nevertheless, such extension shall not exceed one year.

Unless Party A has agreed to delays in the commencement of construction, the relevant land administration authorities will charge an idle land fee not more than 20% of the land grant premium if the construction has not commenced on the first anniversary of the starting date specified in Section 3.1; the relevant authorities shall take back the use right of the Land and all buildings thereon and attachments thereto without compensation if the construction has not commenced on the second anniversary of the starting date specified in Section 3.1. Provided, however, the foregoing sentence does not apply to delays caused by force majeure, acts of relevant government authorities or necessary preparatory work essential to the commencement of the construction.

3.3 Party B shall not occupy any land beyond the boundaries of the Land. Party B must complete necessary procedures with respect to temporary land use if it is necessary to use such land temporarily. Otherwise, Party B shall be punished for illegal use of land.

4.	Calibration and Demarcation

4.1 Party A shall lay the boundary posts at each turning point in the plot according to the redline drawing indicating the coordinates. Party B shall take effective measures to protect such boundary posts. Party B shall promptly report in writing to Party A and apply for subsequent calibration and demarcation if the boundary posts are moved or damaged.

4.2 Party B shall be responsible for expenses related to subsequent calibration and demarcation as a result of the boundary posts’ missing, being moved or damaged.

5.	Requirements for Municipal Utilities and Housing Relocation

5.1 Party B shall be responsible for municipal utilities for the Land and shall assume the relevant costs.

5.2 Party B or its contractors shall timely repair or restore the open drain system, water channel, cables, other pipes and lines and buildings in the vicinity that are damaged by its construction and shall assume corresponding expenses.

5.3 During the Term, Party B shall properly maintain and prevent from damages the municipal public utilities on the Land (including land subsidence monitoring facilities). Party B shall be responsible for the entire repair and restoring costs should there be any damage.

5.4 The user of adjacent land shall be jointly responsible for the construction and maintenance of the common paths and facilities and shall share the cost and expenses in connection therewith.

6.	Requirements for Transfer, Lease and Mortgage of Land Use Right

6.1 The land use right herein cannot be transferred or leased unless the development and utilization of the Land have complied with the Contract and the Land Use Conditions.

6.2 The use right of the Land along with buildings thereon can be transferred according to the applicable laws after the requirements set forth in Article 12 of the Contract have been satisfied.

6.3 The land use right herein can be mortgaged pursuant to the applicable laws and regulations and Shanghai Real Estate Mortgage Rules. Prior to the completion of the buildings on the Land, the mortgage loan must be used for the development and construction of the Land. When such land use right is mortgaged, the buildings on the Land and attachments thereto shall also be mortgaged.

6.4 The activities related to the buildings, including presale, sale, lease and donation, shall be conducted pursuant to the applicable laws and regulations, Shanghai Real Estate Registration Regulations, Shanghai Real Estate Transfer Regulations, Shanghai Housing Leasing Regulations, and relevant rules of Shanghai Housing and Land Resources Administration Bureau.

7.	Requirements for Maintenance, Repair, Renovation and Reconstruction

7.1 During the Term, Party B shall ensure that all the existing buildings and the buildings to be constructed on the Land and their attached facilities are in good and usable conditions, and shall assume all the related expenses.

7.2 During the Term, Party B may not demolish, renovate or reconstruct the public facilities and buildings on the Land without Party A’s approval.